Exhibit 23.2

Yusufali & Associates, LLC Certified Public Accountants & IT Consultants AICPA, HITRUST, PCAOB, PCIDSS, & ISC2 Registered 55 Addison Drive, Short Hills, NJ 07078

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Shareholders of United Express, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 5, 2023 with respect to the audited consolidated financial statement of United Express Inc. for the years ended June 30,2023 and 2022.

Short Hills, New Jersey

November 22, 2023